Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-259247 on Amendment No. 2 to Form S-1 of our report dated March 30, 2021, except for the revision to the segment information disclosure in Note 1 as to which the date is July 16, 2021, with respect to the consolidated financial statements of Support.com, Inc. as of and for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado
April 1, 2022